Exhibit 10.(a).4

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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-12836 and 333-11722) of BG Group plc of our report dated February 21, 2003 relating to the consolidated financial statements, which appears in the BG Group plc Annual Report and Accounts 2002, which is incorporated in this Annual Report on Form 20-F for the year ended December 31, 2002.

PricewaterhouseCoopers LLP
London, England
March 14, 2003

PricewaterhouseCoopers LLP is a limited liability partnership registered in England with registered number OC303525. The registered office of PricewaterhouseCoopers LLP is
1 Embankment Place, London WC2N 6RH. All partners in PricewaterhouseCoopers UK Associates A are authorised to conduct business as agents of, and all contracts for services to clients are with, PricewaterhouseCoopers LLP.